Exhibit 99.1

For Immediate Release

Contact: Patrick A. Reynolds

Director	of Investor Relations

              (706) 649-4973

Synovus Reports Results for Third Quarter of 2010

Positive Credit Trends Continue

Columbus, Ga., October 25, 2010 – Synovus Financial Corp. (NYSE: SNV) today reported a net loss for the third quarter of $195.8 million, a 19 percent improvement from the net loss of $243 million for the second quarter of 2010, and a 57 percent improvement from the net loss of $454 million for the third quarter of 2009. The net loss per common share for the third quarter was $0.25. During the quarter, Synovus’ credit trends continued to improve, its capital position remained strong, and its core performance remained stable.

Third Quarter Business Results:

Continued Positive Credit Trends

•	Provision expense decreased $60 million from the second quarter to $239 million in the third quarter, the lowest provision expense since the third quarter of 2008.
•	Total credit costs declined 15 percent during the third quarter to $301 million, from $353 million in the second quarter of 2010, for the fifth consecutive quarterly decline in total credit costs.
•	Net charge-offs decreased $196 million from the second quarter to $237 million, the lowest level since the fourth quarter of 2008.
•	Total non-performing assets declined for the second consecutive quarter.
•	Total loans past due and still accruing were 1.12 percent of total loans, continuing the relatively low level of past dues.

Strong Capital Position

As of September 30, 2010, capital ratios were as follows:

•	Tier 1 Capital Ratio – 13.06%
•	Tier 1 Common Equity Ratio – 9.07%
•	Tangible Common Equity to Tangible Assets Ratio – 7.26%
•	Total Risk-based Capital Ratio – 16.70%

Stable Core Performance

•	Pre-tax, pre-credit costs income was $123 million for the third quarter of 2010, up from $119 million for the second quarter of 2010.
o	Non-interest income increased by $7.8 million, offsetting a $4.6 million decline in net interest income in the quarter, with mortgage revenue and bankcard fees providing $3.8 million and $0.9 million, respectively, of the increase.
o	The net interest margin remained stable at 3.33% in the third quarter of 2010, compared to 3.34% in the second quarter of 2010.
o	Non-interest expense (excluding credit costs and other non-recurring items) remained flat compared to the prior quarter at $205 million.

Balance Sheet Fundamentals

•	Net loans of $22.6 billion at September 30, 2010 decreased $762 million or 3.3% from June 30, 2010, compared to a 4.4% sequential quarter decrease in the previous quarter.
•	Total core deposits, excluding time deposits, grew 2.5% (annualized) in the third quarter over the second quarter of 2010, and 6.1% over the third quarter of 2009.
•

Total deposits declined $1.0 billion from the prior quarter to $25.2 billion. $627 million of the decline was in brokered money market and brokered time deposit accounts. Total core deposits declined $395 million linked quarter to $21.7 billion, driven by a $489 million decline in higher priced time deposits.

“Although credit trends continued to improve in the quarter, we know there is much work to be done as we continue to drive Synovus back to profitability,” said Kessel D. Stelling, President and CEO of Synovus. “The lowest provision expense since the third quarter of 2008, the lowest net charge-offs since the fourth quarter of 2008, stable past-due levels, and declining overall credit costs are all indicators that our credit trends are moving in the right direction. Improvement in credit is the single most important factor in our return to profitability, and our team continues to work aggressively to resolve these issues. We are also focused on re-establishing a growth engine for Synovus’ long-term success that is driven by accelerating top line revenue growth through targeting specific customer segments, hiring additional top producer talent in high-growth markets, and developing an enhanced product suite specifically for commercial customers,” continued Stelling.

“Additionally, our team is actively working on a number of strategies to create a more efficient organization and eliminate excess capacity. The fundamental objective is a much more streamlined organization that delivers the optimal customer experience. We are confident that our relationship-centered model, with local branding and local decision-making, positions us well to accomplish these objectives,” added Stelling.

Synovus will host an earnings highlights conference call at 4:30 p.m. EDT on October 25, 2010. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with $31 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit costs trends; expectations regarding future growth opportunities; the actions we are taking to manage expenses and to improve our operating efficiencies; statements regarding our return to profitability; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2009 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K, including Synovus’ Current Report on Form 8-K filed on April 26, 2010. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled tangible common equity to tangible assets ratio, core deposits, core deposits excluding time deposits, pre-tax, pre-credit costs income, and non-interest expense excluding credit costs and other non-recurring items are not measures recognized under U.S. generally accepted accounting principles (GAAP), and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are the ratio of total shareholders’ equity to total assets, total deposits, loss before income taxes, and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for the ratio of total shareholders’ equity to total assets, total deposits, loss before income taxes, or total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of the tangible common equity to tangible assets ratio, core deposits, core deposits excluding time deposits, pre-tax, pre-credit costs income, and non-interest expense excluding credit costs and other non-recurring items, and the reconciliation of these measures to the ratio of total shareholders’ equity to total assets, total deposits, loss before income taxes, and total non-interest expense are set forth in the tables below:

Reconciliation of Non-GAAP Financial Measures (dollars in thousands)
	3Q10	2Q10	1Q10	4Q09	3Q09
Tangible Common Equity To Tangible Assets Ratio
Total assets	$30,954,761	32,382,340	32,439,438	32,831,418	34,610,480
Less: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(39,280)
Less: Other intangible assets, net	(13,463)	(14,505)	(15,556)	(16,649)	(17,775)

Tangible assets	$30,916,867	32,343,404	32,399,451	32,790,338	34,553,425

Total shareholders’ equity	$3,216,066	3,423,932	2,616,743	2,851,041	3,136,660
Less: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(39,280)
Less: Other intangible assets, net	(13,463)	(14,505)	(15,556)	(16,649)	(17,775)
Less: Cumulative perpetual preferred stock	(934,991)	(932,695)	(930,433)	(928,207)	(926,014)

Tangible common equity	$2,243,181	2,452,301	1,646,323	1,881,754	2,153,591

Total shareholders’ equity to total assets ratio	10.39%	10.57	8.07	8.68	9.06
Tangible common equity to tangible assets ratio	7.26%	7.58	5.08	5.74	6.23

Core Deposits and Core Deposits Excluding Time Deposits
Total deposits	$25,236,225	26,257,563	27,180,048	27,433,533	28,054,191
Less: National market brokered deposits	(3,549,175)	(4,175,762)	(4,642,345)	(5,039,328)	(5,639,336)

Core deposits	21,687,050	22,081,801	22,537,703	22,394,205	22,414,855
Less: Time deposits	(6,482,521)	(6,971,056)	(7,384,005)	(7,597,738)	(8,091,021)

Core deposits excluding time deposits	$15,204,529	15,110,745	15,153,698	14,796,467	14,323,834

Reconciliation of Non-GAAP Financial Measures (dollars in thousands)
	3Q10	2Q10	1Q10	4Q09	3Q09
Pre-Tax,Pre-Credit Costs Income
Loss before income taxes	$(180,807)	(233,632)	(275,180)	(243,929)	(472,476)
Add: Provision for losses on loans	239,020	298,904	340,948	387,114	496,522
Add: Other credit costs	61,870	53,689	53,562	40,659	109,739
Add: Goodwill impairment	—	—	—	14,849	—
Add: Severance charges	2,520	—	—	(347)	(413)
Add (subtract): Net litigation contingency expense (recovery)	—	—	—	(2,374)	6,433
Less: Gain on sale of Visa shares	—	—	—	(51,900)	—

Pre-tax, pre-credit costs income	$122,603	118,961	119,330	144,072	139,805

Non-Interest Expense Excluding Credit Costs and Other Non-Recurring Items
Total non-interest expense	$269,011	258,762	252,797	249,493	316,820
Less: Other credit costs	(61,870)	(53,689)	(53,562)	(40,659)	(109,739)
Less: Severance charges	(2,520)	—	—	347	413
Add (subtract): Net litigation contingency (expense) recovery				2,374	(6,433)
Less: Goodwill impairment	—	—	—	(14,849)	—

Non-interest expense excluding credit costs and other non-recurring items	$204,621	205,073	199,235	196,706	201,061